            Imagination in Education

VALERIE GRINDLE JOINS PCS EDVENTURES

AS CHIEF FINANCIAL OFFICER

          BOISE, Idaho – March 24, 2011 --  PCS Edventures!, which designs and delivers educational products and services to the K-16 market, today announced that Valerie L. Grindle has joined the Company as Senior Vice President of Finance and Administration and Chief Financial Officer.  The Company also announced that Janelle Conaway, Controller, has resigned her position with the Company in order to pursue other interests.

          Ms. Grindle brings a wealth of experience in financial reporting and strategic planning to the PCS executive management team.  “We are delighted to find and attract someone of Valerie’s caliber to PCS, and I join our Board of Directors and Management Team in welcoming her on board as Chief Financial Officer,” stated Anthony A. Maher, Chairman and Chief Executive Officer of PCS Edventures!.  “She will assume all financial reporting responsibilities at the Company and will participate in our long-term strategic planning process.  We will miss Janelle and appreciate all that she has contributed to PCS during her tenure with us.  We wish her all the best going forward.”

          Ms. Grindle joins PCS having most recently served as CFO of Great American Appetizers, a privately-owned manufacturing company in Nampa, Idaho since 2009.  Previously, she founded and, from 1995 until 2009, operated a consulting practice that provided interim C-level executive services to companies.  As a part of her consulting practice, Ms. Grindle orchestrated a turnaround as Chief Executive Officer and Member of the Board of Directors of a pharmaceutical reverse distribution company.  During this engagement, she developed a solid management team, renegotiated credit lines and attracted additional equity investment.  Ms. Grindle also spearheaded new budgeting and forecasting systems as Chief Financial Officer of the North American division of Mincom, Inc. an Australian-based software development firm. From 1992 until 1995, she was Vice President of Tele-Communications, Inc of Englewood, Colorado, where she was responsible for worldwide accounting for the major cable conglomerate.   In addition to her core responsibilities at TCI, Ms. Grindle developed the vision and directed the implementation of a complete reengineering of the accounting division’s core business processes, including a new financial system and an extensive leadership employee development program.  Prior to TCI, Ms. Grindle served at Tenneco, Inc. as Vice President and Chief Financial Officer of Tenneco Minerals and later as President of Tenneco’s Houston Oil and Minerals Exploration.  At Tenneco, she was instrumental in negotiating the sale of that company’s minerals division to a strategic investor.  Ms. Grindle holds a B.S. degree in Business Administration from Colorado State University and an M.S. degree in Management from Krannert Graduate School of Business at Purdue University.

About PCS Edventures!

PCS Edventures!.com, Inc. (PCS) designs and delivers educational products and services to the K-16 market that develop contemporary skills for the 21st century, including critical thinking, problem solving, innovation, creativity, and communications. PCS programs emphasize hands-

on experiences in Science, Technology, Engineering and Math (STEM) and have been deployed at over 7,000 sites in all 50 United States and 17 foreign countries. Additional information is available on the Internet at http://www.edventures.com.

PCS Edventures is headquartered in Boise, Idaho, and its common stock is listed on the OTC Bulletin Board under the symbol “PCSV”.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, actual results could differ materially from the forward-looking statements contained in this press release. Additional information respecting the factors that could materially affect the Company and its operations are contained in its annual report on Form 10K for the year ended March 31, 2010, and Form 10-Q for the nine months ended December 31, 2010 as filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement.

For additional information, please contact:

Anthony A. Maher, CEO at (208) 343-3110 or via email at tmaher@pcsedu.com

or

RJ Falkner & Company, Inc., Investor Relations Counsel at (830) 693-4400 or via email at info@rjfalkner.com